EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement on Form SB-2
(File No. 333-62881) of our report dated March 31, 1998, on our audit of the consolidated financial statements of North East Insurance Company and subsidiaries as of December 31, 1997, and for the two years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."





Portland, Maine
November 11, 1998                      /s/ PricewaterhouseCoopers LLP